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                                                                    EXHIBIT 99.1

                          OCWEN FINANCIAL CORPORATION

                        1675 PALM BEACH LAKES BOULEVARD
                         WEST PALM BEACH, FLORIDA 33401


                                REVOCABLE PROXY



               SPECIAL MEETING OF SHAREHOLDERS -- OCTOBER 7, 1999



    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF OCWEN FINANCIAL CORPORATION FOR USE ONLY AT THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON OCTOBER 7, 1999, AND ANY ADJOURNMENTS THEREOF.



    The undersigned hereby appoint(s) William C. Erbey, John R. Erbey and Christine A. Reich, and each of them, as proxies for the undersigned (and if the undersigned is a proxy, substitute proxies), with full power of substitution, for and in the name, place and stead of the undersigned, to vote all Common Stock of the undersigned in Ocwen Financial Corporation (the "Company") at the Special Meeting of Shareholders to be held at the first floor offices of the Company at 1675 Palm Beach Lakes Boulevard, West Palm Beach, Florida, on Thursday, October 7, 1999 at 9:00 a.m., local time, and at any adjournments thereof, as specified below. The undersigned acknowledges receipt of the Notice of Special Meeting of Shareholders and the accompanying Joint Proxy Statement/Prospectus and releases any proxy heretofore given with respect to such meeting.


    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE SHARE ISSUANCE.


             (Please sign and date on reverse side of this proxy.)

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The Board of Directors recommends a vote "FOR" the listed proposal.


1. Proposal for approval of the issuance of shares of Common Stock of the Company pursuant to and in accordance with the Agreement of Merger dated as of July 25, 1999 among the Company, Ocwen Acquisition Company and Ocwen Asset Investment Corp.

  [ ] FOR               [ ] AGAINST               [ ] ABSTAIN


2. In their discretion the proxies (and if the undersigned is a proxy, any substitute proxies) are authorized to vote upon such other business as may properly come before the meeting.


The undersigned hereby ratifies and confirms all that said attorneys and proxies, or any one or more of them or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof and any prior proxies are hereby revoked.


                                                Change of Address and or
                                                Comments Mark Here  [ ]


                                                Please sign your name exactly as
                                                it appears hereon. When shares
                                                are held by joint tenants, both
                                                should sign. When signing as
                                                attorney, as executor,
                                                administrator, trustee or
                                                guardian, please give full title
                                                as such. If a corporation,
                                                please sign in full corporate
                                                name by President or other
                                                authorized officer. If a
                                                partnership, please sign in
                                                partnership name by authorized
                                                person.


                                                Dated:                    , 1999
                                                      -------------------


                                                --------------------------------
                                                Signature


                                                --------------------------------
                                                Signature



                                                Votes must be indicated (x) in
                                                Black or Blue ink.  [X]


   PLEASE DATE, SIGN AND RETURN IN THE ENCLOSED POSTMARKED ENVELOPE PROMPTLY.